                                                                      Exhibit 21


                                GIANT GROUP, LTD.
                      SUBSIDIARIES AS OF DECEMBER 31, 1997




Corporation                           State of Incorporation        Ownership
-----------------------           ------------------------------  -------------

KCC Delaware Company                    Delaware                     100%

GIANT MARINE GROUP, LTD.                Delaware                     100%